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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.


                          SCHEDULE 14A INFORMATION


        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]       Preliminary Proxy Statement
[ ]       Confidential, for Use of the Commission Only (as permitted by
          Rule14a-6(e)(2))
[ ]       Definitive Proxy Statement
[ ]       Definitive Additional Materials
[X]       Soliciting Material Pursuant to Rule 14a-12

                            EL PASO CORPORATION
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              (Name of Registrant as Specified in its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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The following letter was sent by Ronald L. Kuehn, Jr., lead director of El
Paso Corporation, to Selim K. Zilkha:



                           RONALD L. KUEHN, JR.


Selim K. Zilkha
1001 McKinney
Suite 1900
Houston, Texas  77002
Dear Mr. Zilkha:

We feel compelled to respond to your latest letter. The Board is focused on the future and will continue to fulfill its duties and act in the best interest of all of our stockholders.

The company is making significant progress in implementing its five-point operational and financial plan while remaining flexible in optimizing its execution. We have signed agreements or closed $1.35 billion (40 percent) of the company's planned total of $3.4 billion in asset sales for 2003; issued two note offerings for a total of $700 million; and obtained a new $1 billion fully underwritten financing that will be used to retire the Trinity River financing. There are other numerous planned and pending transactions now in process to reduce expenses, strengthen the balance sheet, enhance liquidity and focus on core businesses.

In addition to focusing on executing the plan, the Board is working diligently to select a new Chief Executive Officer and is committed to appointing the best-qualified CEO candidate as soon as possible. The Board has established an internal CEO search committee consisting of four non-management directors (John M. Bissell, Joe B. Wyatt, Juan C. Braniff and me) and has engaged Spencer Stuart, a major executive search firm, to facilitate the process. The Board recently appointed Robert W. Goldman, former senior vice president, finance and chief financial officer of Conoco Inc., as an independent director and is continuing the process of adding high-quality, independent directors to its existing strong Board.

     With respect to your March 4 letter itself, as a former director of our company, you are aware of the terms of our change of control arrangements, which date back to 1992 when the Company went public. As to your additional points, be confident that any arrangements we enter into with our new CEO, as well as those with Bill Wise relating to his departure from the company, will be approved by our independent Compensation Committee and our Board, acting in the best interests of the company and all its stockholders. We will not allow the important objective of finding a new CEO to be put on hold because of your proxy contest.

                                          Sincerely,

                                          /s/ Ronald L. Kuehn, Jr.
                                          Lead Director,
                                          El Paso Corporation


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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

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This letter includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. El Paso Corporation has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this letter, including, without limitation, the successful implementation of the Balance Sheet Enhancement Program and the Strategic Repositioning Plan; the successful implementation of the 2003 operational and financial plan; the successful retention of a qualified CEO; the ability to retain senior management; the ability to successfully close financing transactions; the successful completion of the plan to exit non-core businesses; the action's by the credit rating agencies; the accounting and financial consequences of the plan to exit non-core businesses; changes in commodity prices for oil, natural gas, and power; the uncertainties associated with governmental regulation; regulatory proceedings, appeals from regulatory proceedings, and any related litigation, including those related to the pending FERC proceeding; inability to realize anticipated synergies and cost savings associated with restructurings on a timely basis; competition; and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference should be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

ADDITIONAL IMPORTANT INFORMATION
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Prior to its 2003 annual meeting, El Paso will furnish to its shareholders
El Paso's definitive proxy statement relating to this meeting, together with a WHITE proxy card. Shareholders are strongly advised to read this proxy statement when it becomes available, as it will contain important information.

Shareholders will be able to obtain El Paso's proxy statement, any amendments or supplements to the proxy statement and any other documents filed by El Paso with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at El Paso's Internet Web site at www.elpaso.com or by writing to El Paso Corporation, Investor Relations, PO Box 2511, Houston, TX 77252. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 Toll-Free or by email at proxy@mackenziepartners.com.

To the extent that individual customers, independent industry researchers, financial analysts, or El Paso commissioned research, are quoted herein, it is El Paso's policy to use reasonable efforts to verify the source and accuracy of the quote. El Paso has not, however, sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material. This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of El Paso.

Information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of El Paso's shareholders is contained in a Schedule 14A filed by El Paso with the Securities and Exchange Commission on February 18, 2003.